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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) May 5, 2009

                            CONSORTEUM HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

Nevada                              333-140236
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(State or other jurisdiction  (Commission File Number)   IRS Identification No.
of incorporation)

           131 Court Street, #11, Exeter, New Hampshire 03833
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          (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code (603) 778-9910
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 5, 2009 the Company entered into an agreement and plan of exchange
(the "Exchange Agreement") with Consorteum, Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Consorteum"), and all of the stockholders of Consorteum (the "Consorteum Stockholders") to acquire all of the issued and outstanding capital stock of Consorteum by means of an exchange of the Company's Common Stock for all of the issued and outstanding shares of common stock of Consorteum. As a result, at the closing of the Exchange Agreement, Consorteum will become a wholly-owned subsidiary of the Company.

Consorteum was organized on April 2, 2006 and is a development stage company. Consorteum is a systems integrator company in the financial services industry providing coordinated payment processing, credit and debit card processing and other electronic payment options to pre-selected target groups ranging from designated government welfare groups to members of golf clubs.

Under the terms of the Exchange Agreement, the Company will exchange 39,999,750 shares of its Common Stock for an equivalent number of shares of common stock of Consorteum which will represent 100% of all of the issued and outstanding shares of Consorteum common stock. The Company will issue its shares of Common Stock pro rata to the number of shares of Consorteum owned by each Consorteum Stockholder. For purposes of U.S. federal income taxes, the transaction is intended to qualify as a so-called "B" Reorganization under Section 368(a)(1)(B) of the Internal Revenue Code. It is a condition to closing under the Exchange Agreement that the current President and CEO of the Company, although not a party to the Exchange Agreement, return twenty-three million (23,000,000) shares of the Company's Common Stock that he owns to the Company for cancellation. In return, the Company will transfer to him the business plan and other concepts he contributed to the Company in August 2008, at the time he joined the Company.

Other than the Exchange Agreement, there is no relationship between the Company or its affiliates and Consorteum, Inc. or its affiliates. However, James D. Beatty, the Chairman of the Board of the Company, is also the Chairman of the Board of Consorteum, Inc. The Company was introduced to Consorteum, Inc. in 2008 for the purposes of acquiring Consorteum, Inc. as a portfolio company; however, such a transaction was precluded by the Company's failure to attract the seed capital to commence portfolio company acquisitions. This transaction is the sole acquisition by the Company and all discussions with other potential portfolio companies have been terminated.

In anticipation of the closing under the Exchange Agreement, the Company changed its name to "Consorteum Holdings, Inc." as previously reported on Form 8-K filed April 14, 2009.

Under the Exchange Agreement, closing of the exchange transaction is subject to
(a) delivery of the closing documents, certificates, consents and approvals described in the Exchange Agreement, and (b) certain regulatory approvals including approval by Financial Industry Regulatory Authority ("FINRA").


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The Closing will be scheduled as soon as these closing conditions have been satisfied. The Company and Consorteum have satisfied the closing condition requirement to exchange audited financial statements.

At Closing, it is anticipated that nominees of Consorteum will be elected as the directors of the Company, and in turn appoint new officers, and one of the Company's current directors and sole officer will thereafter resign, thereby effecting a change in control.

The foregoing summary is qualified in its entirety by reference to the full text of the agreement and plan of exchange, a copy of which is attached as Exhibit
10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Agreement and plan of exchange dated as of May 5, 2009 by and among Consorteum Holdings, Inc., Consorteum, Inc. and all of the stockholders of Consorteum, Inc. listed on Schedule A to the Agreement (filed herewith).


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONSORTEUM HOLDINGS, INC.



                                        By: /s/ Richard C. Fox
                                            ----------------------------
                                                Richard C. Fox,
                                                President/CEO

Dated: May 7, 2009



Index to Exhibits

10.1 Agreement and plan of exchange dated as of May 5, 2009 by and among Consorteum Holdings, Inc., Consorteum, Inc. and all of the stockholders of Consorteum, Inc. listed on Schedule A to the Agreement (filed herewith).

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